UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 20, 2005
Union Community Bancorp
(Exact Name of Registrant as Specified in Its Charter)
Indiana	000-23543	35-2025237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Main Street, Crawfordsville, Indiana		47933
(Address of Principal Executive Offices)		(Zip Code)
(765) 362-2400
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amendment of Union Community Bancorp Stock Option Plan (the “Option Plan”)

On July 20, 2005, the Board of Directors of Union Community Bancorp (the “Corporation”) approved and adopted an amendment to the Option Plan, a copy of which Option Plan was filed as Exhibit 10(2) to the Corporation’s Registration Statement filed September 17, 1997. Regulations of the Office of Thrift Supervision (the “OTS”) permit the immediate vesting of stock options and management recognition grants in the event of a change in control of the awarding corporation, and the Board of Directors deemed it advisable to amend the Option Plan to permit vesting of options and other awards under the Option Plan in the event of a change in control of the Corporation or Union Federal Savings and Loan Association, its savings association subsidiary (“Union Federal”).

Accordingly, the Option Plan was amended to add a new Section 15 applicable to all presently outstanding and future stock options. This section provides that in the event of a change in control, all options previously granted and still outstanding under the Option Plan will become exercisable in full immediately prior to the consummation of the change in control. The holders of those options, in addition to any other rights they may have under the Option Plan and the instrument evidencing the grant of the option, will have thirty (30) days following a change in control to exercise those options. For purposes of the Option Plan, as amended, a “change in control” has the meaning ascribed in the OTS regulations appearing at 12 C.F.R. 574.4(a) (other than with respect to any change of control resulting from a trustee or other fiduciary holding shares under an employee benefit plan of the Corporation or any of its subsidiaries).

A copy of the resolutions adopted by the Board of Directors setting forth new Section 15 in its entirety is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Amendment of Union Federal Savings and Loan Association Recognition and Retention Plan and Trust (the “RRP Plan”)

On July 20, 2005, the Board of Directors of Union Federal approved and adopted an amendment to the RRP Plan, a copy of which RRP Plan was filed as Exhibit 10(3) to the Corporation’s Registration Statement filed September 17, 1997. Regulations of the OTS permit the immediate vesting of stock options and management recognition grants in the event of a change in control of the awarding corporation, and the Board of Directors deemed it advisable to amend the RRP Plan to permit vesting of awards under the RRP Plan in the event of a change in control of the Corporation or Union Federal.

Accordingly, the RRP Plan was amended to amend and add new language to Section 7.01(b) applicable to all presently outstanding and future awards. The amendment to the section provides that in the event of a change in control, all plan shares subject to a plan share award held by a recipient shall be deemed to be earned. For purposes of the RRP Plan, as amended, a “change in control” has the meaning ascribed in the OTS regulations appearing at 12 C.F.R. 574.4(a) (other than with respect to any change of control resulting from a trustee or other fiduciary holding shares under an employee benefit plan of the Corporation, Union Federal or any other subsidiaries).

A copy of the resolutions adopted by the Board of Directors setting forth amended Section 7.01(b) in its entirety is filed herewith as Exhibit 10.2 and incorporated herein by this reference.

Item 2.02 Results of Operations and Financial Condition.

On July 25, 2005, the Corporation issued a press release reporting its results of operations for the quarter ended June 30, 2005.

A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description
	10.1	Resolutions of the Board of Directors of Union Community Bancorp, adopted July 20, 2005
	10.2	Resolutions of the Board of Directors of Union Federal Savings and Loan Association, adopted July 20, 2005
	99.1	Press Release, dated July 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 26, 2005	Union Community Bancorp

	By:	/s/ J. Lee Walden
J. Lee Walden Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Resolutions of the Board of Directors of Union Community Bancorp, adopted July 20, 2005
10.2	Resolutions of the Board of Directors of Union Federal Savings and Loan Association, adopted July 20, 2005
99.1	Press Release, dated July 25, 2005